Exhibit 10.10

FCStone Group, Inc.

Staff Incentive Plan

Effective FY 2007

Performance Measure

•	Staff incentive plan to be based on pretax Return on Equity

Formula

•

Return on equity to be determined by: pretax operating income, adding back interest expense on subordinated debt, divided by average combined monthly equity (including ESOP Stock) plus monthly subordinated debt.

•	Return on Equity for 100% of target incentive percentages is between 20% to 25%. Actual target incentive percentage will be prorated based on the pretax ROE schedule as follows:

ROE %	% of Target
Under 10%	0
10%	50%
15%	75%
17.5%	87.5%
20%	100%
25%	100%
30%	120%
35%	140%
40%	160%
45%	180%
50%	200%

•	Staff target percentages as a percentage of base salary are as follows:

Position	Target %
Runners	6%
Clearing Offices	8%
Commercial Offices / Clerical	10%
Managers	15%
Selected Managers	20%
Selected Officers	30%

•	Individual plan awards are entirely subjective and discretionary but overall plan awards are limited to above total calculation.

Approved – January, 2007 Board Meeting

/s/ Bruce Krehbiel	February 15, 2007
Bruce Krehbiel, Chairman of Compensation Committee	Date